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                                                                     EXHIBIT 4.8


                              CERTIFICATE OF TRUST
                                       OF
                              PXRE CAPITAL TRUST IV



         THIS CERTIFICATE OF TRUST of PXRE Capital Trust IV (the "Issuer Trust") is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under Chapter 38 of Title 12 of the Delaware Code (12 Del. C. ss. 3801, et seq.)(the "Act").

         (i) Name. The name of the statutory trust being formed hereby is PXRE Capital Trust IV.

         (ii) Delaware Trustee. The name and business address of the trustee of the Issuer Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

         (iii) Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                            WILMINGTON TRUST COMPANY,
                            not in its individual capacity
                            but solely as Trustee


                            By:  /s/ Anita E. Dallago
                                 --------------------------------------
                            Name:  Anita E. Dallago
                            Title: Senior Financial Services Officer